Exhibit 10.1

Form of

Performance Share Award Agreement with respect to the [year - year] Long-Term

Performance Plan

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING

SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF

1933

Raytheon Company (the “Company”) hereby grants to you, the recipient identified below, an award of stock units with respect to its common stock, par value $0.01 per share (the “Stock”), pursuant to the Raytheon 2001 Stock Plan (as amended from time to time, the “Plan”) on the following terms and conditions:

1.	Details of Award

Recipient
Total Target Number of Shares of Stock
Performance Cycle	Calendar years [year] through [year]

2.	Conditions to Award

Pursuant to this Award, you will be entitled to payment as follows: (i) up to [            ] percent ([            ]%) of the Total Target Number of Shares of Stock set forth above based on the Company’s [performance metric] over the Performance Cycle; (ii) up to [            ] percent ([            ]%) of the Total Target Number of Shares of Stock set forth above based on the Company’s [performance metric] over the Performance Cycle; and (iii) up to [            ] percent ([            ]%) of the Total Target Number of Shares of Stock set forth above based on the Company’s [performance metric] over the Performance Cycle (each a “metric” and collectively the “metrics”). The precise extent to which the Company will have satisfied the metrics, and any shares of Stock will have been earned, will be determined by the Management Development and Compensation Committee of the Company’s Board of Directors (the “Committee”) as soon as practicable following the close of the Performance Cycle. The total number of shares of Stock that will be issued in the settlement of this Award, based upon the Company’s satisfaction of the metrics, will be determined by multiplying the Total Target Number of Shares of Stock by the applicable Target Share Award Multiplier, from the following tables:

	[Performance Metric]	Target Share Award Multiplier
Maximum	[ ]%	[ ]
	[ ]%	[ ]
	[ ]%	[ ]
	[ ]%	[ ]
Target	[ ]%	[ ]
	[ ]%	[ ]
Threshold	[ ]%	[ ]
	[ ]%	No Award

	[Performance Metric]	Target Share Award Multiplier
Maximum	[ ]%	[ ]
	[ ]%	[ ]
	[ ]%	[ ]
	[ ]%	[ ]
Target	[ ]%	[ ]
	[ ]%	[ ]
Threshold	[ ]%	[ ]
	[ ]%	No Award

	[Performance Metric]	Target Share Award Multiplier
Maximum	[ ]%	[ ]
	[ ]%	[ ]
	[ ]%	[ ]
	[ ]%	[ ]
Target	[ ]%	[ ]
	[ ]%	[ ]
Threshold	[ ]%	[ ]
	[ ]%	No Award

“[Performance Metric]” is defined as [                    ].

“[Performance Metric]” is defined as [                    ].

“[Performance Metric]” is defined as [                    ].

3.	Effect of Termination of Employment, Etc.

You must remain an employee until the end of the Performance Cycle in order to be entitled to any payment pursuant to this Award, except as provided in Section 4 and except as follows. If your employment with the Company ends during the Performance Cycle on account of your Retirement, as that term is defined in the Plan, or because you become disabled or die, after the end of the Performance Cycle, you (or in the event of your death, your estate) will be entitled to a pro rata portion of the number of shares of Stock you would have received, if any, had you remained employed until the end of the Performance Cycle. The pro rata portion will be based on the number of full months in the Performance Cycle during which you were employed as compared to the total number of months in the Performance Cycle.

4.	Effect of Change of Corporate Control

If a Change of Corporate Control, as defined in the Plan, should occur during the Performance Cycle, the Award will terminate. However, at or immediately following the Change of Corporate Control, you will be entitled to receive a pro rata portion of the Total Target Number of Shares of Stock covered by this Award, without regard to the extent to which the performance conditions of Section 2 have been satisfied. The pro rata portion will be based on the number of full months in the Performance Cycle preceding the Change of Corporate Control as compared to the total number of months in the Performance Cycle.

5.	Payment

A.	Settlement of Award. The actual number of shares (or amount of cash in lieu of shares) that you receive at the end of the Performance Cycle will be determined based upon the degree to which each metric is attained. You will be entitled to receive 100% of your Total Target Number of Shares of Stock if Target Performance is achieved in all [ ] metrics. If performance falls below the Threshold for a metric, no shares of Stock or cash will be awarded for that metric. When performance for a metric is above Threshold Performance, shares of Stock or cash will be paid out at each increased Performance level, up to a maximum of two times the Target Performance level. When performance for a metric falls between two performance levels, payout will be based upon the lower Target Share Award Multiplier. Accordingly, depending upon the level of attainment of each metric, the maximum number of shares of Stock that may be issued in settlement of your Award is two times your Total Target Number of Shares of Stock.

B.	Timing. Promptly following determination of the number of shares of Stock you have earned under this Award, such number, if any, will be paid to you together with a dividend equivalent amount of shares calculated in accordance with the following paragraph. However, you will not be entitled to any payment with respect to shares of Stock covered by this Award until you have made satisfactory arrangements with the Company to satisfy any tax or other withholding obligations which might arise in connection with payment, and all payments will be net of any such withholding.

C.	Dividend Equivalents. The dividend equivalent amount will be a number of shares calculated assuming that the dividends, if any, paid by the Company on the shares of Stock which you ultimately become entitled to under this Award (and on any prior dividend equivalent amount attributable to such shares) had been reinvested in additional shares of Stock as of the respective payment dates of each dividend. You will not be entitled to any dividend equivalent amount on shares of Stock covered by this Award which are not ultimately earned.

D.	Form of Payment. The Committee in its discretion may settle Awards, including any dividend equivalent amounts, in shares of Stock or cash, or a combination thereof. Cash payments, if any, shall be calculated based upon the fair market value of a share of Stock on the date on which the Committee determines the extent to which the Company has satisfied the metrics and the number of shares of Stock to be issued in settlement of the Award.

6.	Other Provisions

A.	Other Conditions of Plan Apply. This Award is subject to all of the remaining terms and conditions of the Plan, including but not limited to the provisions relieving the Company of any obligation to issue shares of Stock until all applicable securities laws have been complied with and providing that the grant of awards under the Plan, including this Award, will not interfere with or limit in any way the Company’s right to terminate your employment at any time. The Plan is administered and interpreted by the Committee, whose determinations are final and binding on all persons concerned.

B.	No Guaranty of Future Awards. This Award in no way guarantees you the right to or expectation that you may receive similar awards with respect to any other similar performance cycle or period which the Committee may, in its discretion, establish and as to which the Committee may elect to grant awards under the Plan.

C.	No Rights as Shareholder. You will not be considered a shareholder of the Company with respect to the shares of Stock covered by this Award or any dividend equivalent amount of shares unless and until shares of Stock are issued to you in settlement of this Award.

D.	Governing Law. This Award shall be governed by, construed and administered in accordance with applicable federal law; provided, however, that to the extent not in conflict with federal law, this Award shall be governed by, construed and administered in accordance with the laws of the State of Delaware, other than its laws respecting choice of law.

E.	Counterparts. This Award may be executed in one or more counterparts all of which together shall constitute but one instrument.

F.	Compliance with Section 409A of the Internal Revenue Code. Notwithstanding anything in this Agreement to the contrary, to the extent that this Agreement constitutes a nonqualified deferred compensation plan to which Internal Revenue Code Section 409A applies, the administration of this Award (including time and manner of payments under it) shall comply with Section 409A.

RAYTHEON COMPANY

By:
William H. Swanson	Recipient
Chairman and CEO